EXHIBIT 10.10.3


          $500,000 Line of Credit, Commitment Letter from United Bank dated July 18, 1997




































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UNITED BANK                                                    Harold J. Winner
                                                               President





July 18, 1997




Mr. John Kolenda, Chairman
Datalinc, Ltd.
1641 Commerce Avenue North
P. 0. Box 21360
St. Petersburg, Florida 33742

                                Via Fax 576-5519
                                 Orginal Mailed

Dear John:

United Bank and Trust Company ("Bank") is very pleased to approve a $500,000 loan to Datalinc, Ltd. ("Borrower") as follows:

AMOUNT OF LOAN:      $500,000 (funds to be drawn as needed)

RATE: United Bank and Trust Company Prime plus .75%, adjusted daily

FEE:                 $1,000

REPAYMENT TERMS:     Interest only shall be payable monthly on any outstanding
                     sums and all principal shall be due six(6) months from date of closing.

GUARANTORS:          Blue Chip Capital Fund, Limited Partnership, John F.
                     Kolenda and Mark J. Gianinni, Thruco, Inc., Fastcom, Ltd.,
                     Integrated Communication Networks, Inc.

COLLATERAL:          First lien on all inventory, accounts receivable and
                     equipment now owned or hereafter acquired of Datalinc, Ltd., Fastcom, Ltd. and Thruco, Inc. (already collateral on existing loans); assignment of a life insurance policy on the lives of John F. Kolenda and Mark J. Gianinni in the amount of $1,000,000 each (also already collateral on ] existing loans).

Borrower will be responsible for all costs and out-of-pocket expenses associated with this loan including but not limited to documentary stamps, intangible tax based on the amount outstanding as of January lst, 1998, and necessary recording and filing fees. The Bank's other typical terms and conditions as for previous loans and commitments will also apply to this transaction.



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Page 2
Mr. John Kolenda
July 18, 1997


If the above terms and conditions are acceptable, please notify me so that we can prepare documentation for the loan closing.

Thank you for allowing the Bank to present this loan commitment and continue to be of service to your organization.

Sincerely,



/s/Harold J. Winner
_______________________
Harold J.Winner
President

HJW/gw








































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